DELAWARE GROUP FOUNDATION FUNDS

Registration No. 811-08457
FORM N-SAR
Semi-Annual Period Ended March 31, 2013

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e).1 Investment Management Agreement (January 4, 2010) by and between Delaware Group Foundation Funds and Delaware Management Company, a series of Delaware Management Business Trust, attached as Exhibit.

77.Q.1(e).2 Amendment No. 1 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Foundation Funds and Delaware Management Company, a series of Delaware Management Business Trust, dated April 15, 2013, attached as Exhibit.

WS: MFG_Philadelphia: 871340: v1

WS: MFG_Philadelphia: 866253: v1